   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 1999


                                                      REGISTRATION NO. 333-87475
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                  eSPEED, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7379                    13-4063515
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
     INCORPORATION OR     CLASSIFICATION CODE NUMBER)
      ORGANIZATION)

                            ------------------------

                      ONE WORLD TRADE CENTER, 103RD FLOOR
                            NEW YORK, NEW YORK 10048
                                 (212) 938-3773
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------


                            STEPHEN M. MERKEL, ESQ.
                             SENIOR VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                                  eSPEED, INC.
                             ONE WORLD TRADE CENTER
                               NEW YORK, NY 10048
                                 (212) 938-4139

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                 CHRISTOPHER T. JENSEN, ESQ.                                      FREDERICK W. KANNER, ESQ.
                 MORGAN, LEWIS & BOCKIUS LLP                                        DEWEY BALLANTINE LLP
                       101 PARK AVENUE                                           1301 AVENUE OF THE AMERICAS
                      NEW YORK, NY 10178                                              NEW YORK, NY 10019
                       (212) 309-6000                                                  (212) 259-8000
                     FAX: (212) 309-6273                                             FAX: (212) 259-6333

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of such amounts (except the SEC registration fee and the NASD filing fee) are estimated.


SEC registration fee............................................................   $   70,334
Nasdaq listing fee..............................................................       95,000
NASD filing fee.................................................................       25,800
Blue Sky fees and expenses......................................................       10,000
Printing and engraving costs....................................................      225,000
Legal fees and expenses.........................................................    1,500,000
Accounting fees and expenses....................................................      400,000
Transfer Agent and Registrar fees and expenses..................................        3,500
Miscellaneous...................................................................      120,366
                                                                                   ----------
Total...........................................................................   $2,450,000
                                                                                   ----------
                                                                                   ----------





ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Our By-Laws provide that we shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or
(d) for transactions from which directors derive improper personal benefit.

     The Underwriting Agreement, filed as Exhibit 1, provides that the Underwriters named therein will indemnify us and hold us harmless and each of our directors, officers or controlling persons from and against certain liabilities, including liabilities under the Securities Act. The Underwriting Agreement also provides that such Underwriters will contribute to certain liabilities of such persons under the Securities Act.




ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.



     On September 7, 1999, we issued 100 shares of common stock to Cantor Fitzgerald Securities for an aggregate purchase price of $200,000.


     The sale of the above securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits


EXHIBIT
NUMBER   DESCRIPTION
------   ------------------------------------------------------------------------------------------------------------
  1       --   Form of Underwriting Agreement*
  2.1     --   Form of Assignment and Assumption Agreement, dated as of         , 1999, by and among Cantor
               Fitzgerald, L.P., Cantor Fitzgerald Securities, Cantor Fitzgerald & Co. and eSpeed, Inc.
  2.2     --   Form of Assignment and Assumption Agreement, dated as of            , 1999 by and between Cantor
               Fitzgerald International and eSpeed Securities International Limited*
  3.1     --   Amended and Restated Certificate of Incorporation of eSpeed, Inc.
  3.2     --   Amended and Restated By-Laws of eSpeed, Inc.**
  4       --   Specimen Common Stock Certificate.**
  5       --   Opinion of Morgan, Lewis & Bockius LLP*
 10.1     --   Long-Term Incentive Plan of eSpeed, Inc.*
 10.2     --   eSpeed, Inc. Stock Purchase Plan
 10.3     --   Form of Joint Services Agreement, dated as of             , 1999, by and among Cantor Fitzgerald,
               L.P., Cantor Fitzgerald International, Cantor Fitzgerald Gilts, Cantor Fitzgerald Securities, Cantor
               Fitzgerald & Co., Cantor Fitzgerald Partners, eSpeed, Inc., eSpeed Securities, Inc., eSpeed Government
               Securities, Inc., eSpeed International Securities Limited and eSpeed Markets, Inc.
 10.4     --   Form of Administrative Services Agreement, dated as of                , 1999, by and among Cantor
               Fitzgerald, L.P., Cantor Fitzgerald International, Cantor Fitzgerald Gilts, Cantor Fitzgerald
               Securities, Cantor Fitzgerald & Co., Cantor Fitzgerald Partners, eSpeed, Inc., eSpeed Securities,
               Inc., eSpeed Government Securities, Inc., eSpeed International Securities Limited and eSpeed Markets,
               Inc.
 10.5     --   Form of Registration Rights Agreement
 10.6     --   Form of Sublease Agreement, dated as of               , 1999, among Cantor Fitzgerald, L.P., eSpeed,
               Inc. and the Port Authority of New York*
 21       --   List of subsidiaries of eSpeed, Inc.**
 23.1     --   Consent of Deloitte & Touche LLP**
 23.2     --   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*
 23.3     --   Consent of Richard C. Breeden**
 23.4     --   Consent of Larry R. Carter**
 23.5     --   Consent of Douglas B. Gardner**
 23.6     --   Consent of Frederick T. Varacchi**
 24       --   Powers of Attorney (included on signature page)
 27       --   Financial Data Schedule**


------------------

* To be filed by amendment.
** Previously Filed


(b) Financial Statement Schedules

     The financial statement schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of eSpeed, Inc. or related notes thereto.

ITEM 17. UNDERTAKINGS.

     The undesigned registrant hereby undertakes as follows:

          (1) The undersigned will provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

     Insofar as indemnification arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, THE STATE OF NEW YORK, ON THE 16TH DAY OF NOVEMBER, 1999.



                                          eSpeed, Inc.

                                          By:        /s/ HOWARD W. LUTNICK
                                             -----------------------------------
                                                    Name: Howard W. Lutnick
                                              Title: Chairman of the Board and
                                                  Chief Executive Officer



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

                    *                       Chairman of the Board and Chief Executive       November 16, 1999
------------------------------------------  Officer
            Howard W. Lutnick

                    *                       President and Chief Operating Officer           November 16, 1999
------------------------------------------
          Frederick T. Varacchi

          /s/ DOUGLAS B. GARDNER            Vice Chairman                                   November 16, 1999
------------------------------------------
            Douglas B. Gardner

                    *                       Senior Vice President and Chief Financial       November 16, 1999
------------------------------------------  Officer (Principal Financial and Accounting
             Kevin C. Piccoli               Officer)

                    *                       Senior Vice President, General Counsel and      November 16, 1999
------------------------------------------  Secretary
            Stephen M. Merkel

*By /s/ DOUGLAS B. GARDNER
     Douglas B. Gardner, as
     Attorney-in-Fact pursuant to the
     Power of Attorney previously provided as
     part of the Registration Statement.

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------
    1         --   Form of Underwriting Agreement*
    2.1       --   Form of Assignment and Assumption Agreement, dated as of         , 1999, by and among
                   Cantor Fitzgerald, L.P., Cantor Fitzgerald Securities, Cantor Fitzgerald & Co. and
                   eSpeed, Inc.
    2.2       --   Form of Assignment and Assumption Agreement, dated as of            , 1999 by and
                   between Cantor Fitzgerald International and eSpeed Securities International Limited*
    3.1       --   Amended and Restated Certificate of Incorporation of eSpeed, Inc.
    3.2       --   Amended and Restated By-Laws of eSpeed, Inc.**
    4         --   Specimen Common Stock Certificate.**
    5         --   Opinion of Morgan, Lewis & Bockius LLP*
   10.1       --   Long-Term Incentive Plan of eSpeed, Inc.*
   10.2       --   eSpeed, Inc. Stock Purchase Plan
   10.3       --   Form of Joint Services Agreement, dated as of             , 1999, by and among Cantor
                   Fitzgerald, L.P., Cantor Fitzgerald International, Cantor Fitzgerald Gilts, Cantor
                   Fitzgerald Securities, Cantor Fitzgerald & Co., Cantor Fitzgerald Partners, eSpeed,
                   Inc., eSpeed Securities, Inc., eSpeed Government Securities, Inc., eSpeed
                   International Securities Limited and eSpeed Markets, Inc.
   10.4       --   Form of Administrative Services Agreement, dated as of                , 1999, by and
                   among Cantor Fitzgerald, L.P., Cantor Fitzgerald International, Cantor Fitzgerald
                   Gilts, Cantor Fitzgerald Securities, Cantor Fitzgerald & Co., Cantor Fitzgerald
                   Partners, eSpeed, Inc., eSpeed Securities, Inc., eSpeed Government Securities, Inc.,
                   eSpeed International Securities Limited and eSpeed Markets, Inc.
   10.5       --   Form of Registration Rights Agreement
   10.6       --   Form of Sublease Agreement, dated as of               , 1999, among Cantor Fitzgerald,
                   L.P., eSpeed, Inc. and the Port Authority of New York*
   21         --   List of subsidiaries of eSpeed, Inc.**
   23.1       --   Consent of Deloitte & Touche LLP**
   23.2       --   Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)*
   23.3       --   Consent of Richard C. Breeden**
   23.4       --   Consent of Larry R. Carter**
   23.5       --   Consent of Douglas B. Gardner**
   23.6       --   Consent of Frederick T. Varacchi**
   24         --   Powers of Attorney (included on signature page)
   27         --   Financial Data Schedule**


------------------



 * To be filed by amendment
** Previously Filed